Exhibit 99.1

CONTACT:

PetSmart Investor Relations

(623) 587-2025

PetSmart Announces Fourth Quarter and Fiscal Year 2014 Results

Fourth Quarter GAAP EPS of $1.32; Non-GAAP Adjusted EPS of $1.43

Fiscal Year GAAP EPS of $4.26; Non-GAAP Adjusted EPS of $4.47

Proposed Transaction with Consortium led by BC Partners, Inc. Expected to Close in the First Quarter of 2015

PHOENIX, AZ – March 4, 2015 – PetSmart, Inc. (NASDAQ: PETM) today announced financial results for the fourth quarter and fiscal year 2014.

Fourth Quarter Highlights

Net sales for the fourth quarter of 2014 increased 6.0% to $1.9 billion. Comparable store sales growth, or sales in stores open at least one year (including sales from online websites we have operated at least one year), was up 2.6%, with average ticket increasing 2.0%, and comparable transactions increasing 0.6%. Services sales grew 6.8% to $198.2 million.

GAAP income before income tax expense and equity income from Banfield (GAAP earnings before tax) totaled $210.3 million, up 3.2% from $203.7 million in the fourth quarter of 2013. Non-GAAP adjusted income before income tax expense and equity income from Banfield (Non-GAAP adjusted earnings before tax), which excludes one-time costs associated with the profit improvement program and transaction-related costs related to the sale of PetSmart, Inc. (“PetSmart” or the “Company”), totaled $224.3 million, representing an increase of 10.1% compared to GAAP earnings before tax in the prior year period.

GAAP net income totaled $132.1 million, up 0.4% compared to $131.5 million in the fourth quarter of 2013. Non-GAAP adjusted net income, which excludes one-time costs associated with the profit improvement program and transaction-related costs related to the sale of the Company, totaled $143.0 million, representing an increase of 8.7% compared to GAAP net income in the prior year period.

GAAP diluted earnings per share was $1.32, up 3.1% compared to $1.28 in the fourth quarter of 2013. Non-GAAP adjusted diluted earnings per share, which excludes one-time costs associated with the profit improvement program and transaction-related costs related to the sale of the Company, totaled $1.43, up 11.7% compared to GAAP diluted earnings per share of $1.28 in the prior year period.

Fiscal Year Highlights

For the fiscal year, net sales increased 2.8% to $7.1 billion. Comparable store sales growth was up 0.4%, with average ticket increasing 2.0%, and comparable transactions decreasing 1.6%. Services sales grew 5.5% to $807.9 million.

GAAP income before income tax expense and equity income from Banfield (GAAP earnings before tax) totaled $657.4 million, up 2.5% from $641.5 million in fiscal year 2013. Non-GAAP adjusted income before income tax expense and equity income from Banfield (Non-GAAP adjusted earnings before tax), which excludes one-time costs associated with the profit improvement program and transaction-related costs related to the sale of the Company, totaled $687.5 million, representing an increase of 7.2% compared to GAAP earnings before tax in the prior year period.

GAAP net income totaled $426.1 million, up 1.6% compared to $419.5 million in fiscal year 2013. Non-GAAP adjusted net income, which excludes one-time costs associated with the profit improvement program and transaction-related costs related to the sale of the Company, totaled $447.0 million, representing an increase of 6.6% compared to GAAP net income in the prior year period.

GAAP diluted earnings per share was $4.26, up 6.0% compared to $4.02 in fiscal year 2013. Non-GAAP adjusted diluted earnings per share, which excludes one-time costs associated with the profit improvement program and transaction-related costs related to the sale of the Company, totaled $4.47, up 11.2% compared to GAAP diluted earnings per share of $4.02 in the prior year period.

The Company generated $678.1 million in cash flows from operating activities, invested $141.4 million in capital expenditures, distributed $77.7 million in dividends, and repurchased $130.0 million of PetSmart stock during the year. The Company ended the year with $524.6 million in cash, cash equivalents and restricted cash, and it had no borrowings against its credit facility.

A reconciliation of non-GAAP measures to the most directly comparable GAAP measures is provided in the tables at the end of this press release.

Profit Improvement Program

In the third quarter of 2014, the Company announced a profit improvement program designed to fundamentally restructure its cost base as part of a multi-faceted plan to drive future profitability.

The Company believes it is on track to meet or exceed the run-rate pre-tax cost savings target of $200 million under this program by the end of fiscal year 2016. Total savings of approximately $6 million were realized during the fourth quarter, due to lower overhead costs associated with the actions undertaken during the third quarter of 2014. For the fiscal year, total savings associated with these actions totaled approximately $8 million.

The Company anticipates incurring a total of approximately $30 million in one-time charges associated with this program. For the fiscal year, the Company incurred one-time charges associated with the profit improvement program of approximately $24.0 million, including approximately $7.9 million during the fourth quarter. These one-time charges are excluded in adjusted earnings before tax, adjusted net income and adjusted diluted earnings per share, all of which are non-GAAP measures.

Update on Proposed Transaction with Consortium led by BC Partners, Inc.

On December 14, 2014, the Company entered into a definitive agreement to be acquired by a consortium led by BC Partners, Inc. at a price of $83.00 per share in cash. The transaction is expected to close in the first quarter of 2015, subject to shareholder approval and other customary closing conditions.

The special meeting of shareholders to consider and vote on the transaction will be held on March 6, 2015.

In light of the pending transaction, the Company is not providing guidance for 2015 and will not be holding a conference call to discuss its fourth quarter and fiscal year 2014 results.

About PetSmart

PetSmart, Inc. (NASDAQ: PETM) is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. At PetSmart, we believe pets make us better people. That’s why we create more moments for people to be inspired by pets. This mission impacts everything we do for our customers, the way we support our associates, and how we give back to our communities. We employ approximately 53,000 associates, operate approximately 1,404 pet stores in the United States, Canada and Puerto Rico and approximately 202 in-store PetSmart® PetsHotel® dog and cat boarding facilities. PetSmart provides a broad range of competitively priced pet food and pet products and offers dog training, pet grooming, pet boarding, PetSmart Doggie Day Camp day care services and pet adoption services in-store. Through petsmart.com and pet360.com, we offer the most comprehensive online pet supplies and pet care information in the U.S. Through our in-store pet adoption partnership with independent nonprofit organizations, PetSmart Charities® and PetSmart Charities® of Canada, PetSmart helps to save the lives of more than 400,000 homeless pets each year. In addition, PetSmart supports organizations that make communities a better place to call home through our philanthropy program, PetSmart Gives Back™. By giving back to the communities where we live and work, PetSmart not only celebrates the power of pets to enrich people’s lives—we live it.

Forward-looking statements

This communication contains forward-looking statements regarding, among other things, statements related to our expectations for future performance, and expectations regarding our profit improvement program, goals, plans, objectives and future events. PetSmart intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain PetSmart stockholder approval or the failure to satisfy any of the other closing conditions, (3) the risks related to the debt financing arrangements entered into in connection with the merger agreement, (4) the risks related to disruption of management’s attention from PetSmart’s ongoing business operations due to the transaction, (5) the effect of the announcement of the transaction on the ability of PetSmart to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (6) changes in general economic conditions, (7) the effectiveness of PetSmart’s profit improvement program in reducing costs and increasing profitability, (8) conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events, (9) PetSmart’s ability to compete effectively and maintain PetSmart’s supply chain, (10) PetSmart’s ability to effectively manage its growth and operations, (11) changes in PetSmart’s structure, and (12) changes in the legal or regulatory environment. Additional risks are described under Item 1A, “Risk Factors,” in PetSmart periodic filings with the Securities and Exchange Commission (“SEC”), including PetSmart’s annual report on Form 10-K for the year ended February 2, 2014 filed on March 27, 2014 and in PetSmart’s subsequently filed Form 10-Qs. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. PetSmart does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed transaction, PetSmart has filed with the SEC a definitive proxy statement and other documents relating to the proposed merger, including a form of proxy card, on February 2, 2015. The definitive proxy statement and form of proxy card have been mailed to PetSmart’s stockholders. BEFORE MAKING ANY VOTING DECISION, PETSMART’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. A free copy of documents filed by PetSmart may be obtained at the SEC’s website at www.sec.gov and PetSmart’s website at www.petsmartfacts.com. In addition, investors and security holders may obtain a free copy of PetSmart’s definitive proxy statement and other documents filed by PetSmart by directing a request to PetSmart Investor Relations, 19601 N. 27th Avenue, Phoenix, AZ 85027, (623) 587-2025.

PetSmart and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from PetSmart stockholders with respect to the proposed acquisition of PetSmart. Security holders may obtain information regarding the names, affiliations and interests of such individuals in PetSmart’s Annual Report on Form 10-K for the fiscal year ended February 2, 2014, and its definitive proxy statement for the 2014 annual meeting of stockholders. Additional information regarding the interests of such individuals in the proposed acquisition of PetSmart is included in the definitive proxy statement and other relevant documents filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and PetSmart’s website at www.petsmartfacts.com.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

This press release includes financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America, or “GAAP,” including non-GAAP adjusted earnings before tax, non-GAAP adjusted net income, and non-GAAP adjusted diluted earnings per share. These non-GAAP financial measures exclude one-time costs associated with the profit improvement program and certain transaction-related costs related to the sale of the Company.

These non-GAAP performance measures are used by management to conduct and evaluate the business during regular reviews of operating results for the periods affected. We believe these non-GAAP measures, which exclude one-time costs that are associated with the Company’s profit improvement program and certain transaction-related costs related to the sale of the Company, are useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical results. We also believe excluding the items affecting comparability assists investors in developing expectations of future performance. By providing the non-GAAP measures, as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations. The non-GAAP financial measures are limited in their usefulness and should be considered in addition to, and not in lieu of, U.S. GAAP financial measures.

PetSmart, Inc.

April Lenhard, 623-587-2025

Investor Relations

or

Sard Verbinnen & Co

Brandy Bergman / Bryan Locke / Margaret Popper

212-687-8080

PetSmart, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share and store data)

(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Fifty-Two Weeks Ended		Fifty-Two Weeks Ended
	February 1, 2015	% of Sales	February 2, 2014	% of Sales	February 1, 2015	% of Sales	February 2, 2014	% of Sales
Merchandise sales	$1,705,258	89.1%	$1,609,430	89.2%	$6,262,624	88.0%	$6,111,702	88.3%
Services sales	198,203	10.4%	185,532	10.3%	807,919	11.4%	766,006	11.1%
Other revenue	10,324	0.5%	9,904	0.5%	41,430	0.6%	38,919	0.6%

Net sales	1,913,785	100.0%	1,804,866	100.0%	7,111,973	100.0%	6,916,627	100.0%

Cost of merchandise sales	1,165,982	60.9%	1,098,871	60.9%	4,360,713	61.3%	4,222,542	61.0%
Cost of services sales	140,854	7.4%	130,093	7.2%	555,087	7.8%	539,229	7.8%
Cost of other revenue	10,324	0.5%	9,904	0.5%	41,430	0.6%	38,919	0.6%

Total cost of sales	1,317,160	68.8%	1,238,868	68.6%	4,957,230	69.7%	4,800,690	69.4%

Gross profit	596,625	31.2%	565,998	31.4%	2,154,743	30.3%	2,115,937	30.6%

Operating, general, and administrative expenses	373,559	19.5%	349,417	19.4%	1,445,953	20.3%	1,422,619	20.6%

Operating income	223,066	11.7%	216,581	12.0%	708,790	10.0%	693,318	10.0%
Interest expense, net	(12,771)	-0.7%	(12,853)	-0.7%	(51,405)	-0.7%	(51,779)	-0.7%

Income before income tax expense and equity income from Banfield	210,295	11.0%	203,728	11.3%	657,385	9.2%	641,539	9.3%
Income tax expense	(83,058)	-4.3%	(78,350)	-4.3%	(252,222)	-3.5%	(239,444)	-3.5%
Equity income from Banfield	4,861	0.3%	6,138	0.3%	20,973	0.3%	17,425	0.3%

Net income	$132,098	6.9%	$131,516	7.3%	$426,136	6.0%	$419,520	6.1%

Earnings per common share:
Basic	$1.33		$1.29		$4.29		$4.06

Diluted	$1.32		$1.28		$4.26		$4.02

Weighted average shares outstanding:
Basic	99,416		102,076		99,301		103,203
Diluted	100,198		102,992		100,033		104,316
Stores open at beginning of each period	1,387		1,314		1,333		1,278
Stores opened during each period	21		19		77		60
Stores acquired during each period	—		—		1		—
Stores closed during each period	(4)		—		(7)		(5)

Stores open at end of each period	1,404		1,333		1,404		1,333

PetSmart, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par value)

(Unaudited)

	February 1,	February 2,
	2015	2014
Assets
Cash and cash equivalents	$444,178	$285,622
Restricted cash	80,408	71,226
Receivables, net	87,937	72,685
Merchandise inventories	777,389	740,302
Deferred income taxes	66,298	71,945
Assets held for sale	22,176	—
Prepaid expenses and other current assets	85,037	76,463

Total current assets	1,563,423	1,318,243

Property and equipment, net	906,965	952,955
Equity investment in Banfield	35,925	33,577
Deferred income taxes	111,467	110,408
Goodwill	138,147	41,140
Intangible assets, net	25,940	251
Other noncurrent assets	45,068	65,394

Total assets	$2,826,935	$2,521,968

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$304,604	$255,251
Accrued payroll, bonus, and employee benefits	142,747	160,008
Accrued occupancy expenses and deferred rents	80,115	81,867
Current maturities of capital lease obligations	71,989	66,887
Other current liabilities	235,204	230,332

Total current liabilities	834,659	794,345

Capital lease obligations	438,879	451,597
Deferred rents	57,918	65,932
Other noncurrent liabilities	125,492	116,312

Total liabilities	1,456,948	1,428,186

Stockholders’ Equity:
Preferred stock; $.0001 par value	—	—
Common stock; $.0001 par value	17	17
Additional paid-in capital	1,562,178	1,515,333
Retained earnings	2,540,720	2,173,005
Accumulated other comprehensive (loss) income	(10,514)	(2,159)
Less: Treasury stock	(2,722,414)	(2,592,414)

Total stockholders’ equity	1,369,987	1,093,782

Total liabilities and stockholders’ equity	$2,826,935	$2,521,968

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

This press release includes financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America, or “GAAP,” including non-GAAP adjusted income before income tax expense and equity income from Banfield, non-GAAP adjusted net income, and non-GAAP adjusted diluted earnings per common share. These non-GAAP financial measures exclude one-time costs associated with the profit improvement program and certain transaction-related costs related to the sale of the Company. The Company has reconciled these non-GAAP financial measures to the most directly comparable GAAP financial measures in a table accompanying this release.

These non-GAAP performance measures are used by management to conduct and evaluate the business during regular reviews of operating results for the periods affected. We believe these non-GAAP measures, which exclude one-time costs that are associated with the Company’s profit improvement program and transaction-related costs related to the sale of the Company, are useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical results. We also believe excluding the items affecting comparability assists investors in developing expectations of future performance. By providing the non-GAAP measures, as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations. The non-GAAP financial measures are limited in their usefulness and should be considered in addition to, and not in lieu of, U.S. GAAP financial measures.

The following table reconciles income before income tax expense and equity income from Banfield, a GAAP measure, to adjusted income before income tax expense and equity income from Banfield, a non-GAAP financial measure:

	Thirteen Weeks Ended		Thirteen Weeks Ended		Fifty-Two Weeks Ended		Fifty-Two Weeks Ended
(in millions)	February 1, 2015	% of Sales	February 2, 2014	% of Sales	February 1, 2015	% of Sales	February 2, 2014	% of Sales
GAAP Income before income tax expense and equity income from Banfield	$210.3	11.0%	$203.7	11.3%	$657.4	9.2%	$641.5	9.3%
Profit improvement program cost (1)	7.9	0.4%	—	—	24.0	0.3%	—	—
Transaction-related costs related to the sale of the Company (2)	6.1	0.3%	—	—	6.1	0.1%	—	—

Non-GAAP Adjusted Income before income tax expense and equity income from Banfield	$224.3	11.7%	$203.7	11.3%	$687.5	9.7%	$641.5	9.3%

The following table reconciles net income, a GAAP measure, to adjusted net income, a non-GAAP financial measure:

	Thirteen Weeks Ended		Thirteen Weeks Ended		Fifty-Two Weeks Ended		Fifty-Two Weeks Ended
(in millions)	February 1, 2015	% of Sales	February 2, 2014	% of Sales	February 1, 2015	% of Sales	February 2, 2014	% of Sales
GAAP Net income	$132.1	6.9%	$131.5	7.3%	$426.1	6.0%	$419.5	6.1%
Profit improvement program cost	4.8	0.2%	—	—	14.8	0.2%	—	—
Transaction-related costs related to the sale of the Company (3)	6.1	0.3%	—	—	6.1	0.1%	—	—

Non-GAAP Adjusted Net income	$143.0	7.5%	$131.5	7.3%	$447.0	6.3%	$419.5	6.1%

The following table reconciles diluted earnings per common share, a GAAP measure, to adjusted diluted earnings per common share, a non-GAAP measure:

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
(per share data)	February 1, 2015		February 2, 2014		February 1, 2015		February 2, 2014
GAAP Diluted earnings per common share	$1.32		$1.28		$4.26		$4.02
Profit improvement program cost per diluted common share	0.05		—		0.15		—
Transaction-related costs related to the sale of the Company per diluted common share	0.06		—		0.06		—

Non-GAAP Adjusted Diluted earnings per common share	$1.43		$1.28		$4.47		$4.02

(1)	The fiscal fourth quarter 2014 results included $7.9 million in consulting charges related to the profit improvement program. The fiscal year 2014 results included $24.0 million in charges related to the profit improvement program, of which $15.3 million was for consulting fees, $5.5 million was for the shut down of the corporate aviation department (including a $3.2 million non-cash impairment charge for the corporate aircraft held for sale), and $3.2 million was for severance-related costs.
(2)	The fiscal fourth quarter and fiscal year 2014 results included $6.1 million in transaction-related costs related to the sale of the Company.
(3)	Transaction-related costs are generally not tax deductible.